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                                                                     Exhibit 5.1
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                                                     Morgan, Lewis & Bockius LLP
                                                               Counselors at Law

1701 Market Street
Philadelphia, PA 19103-2921
215-963-5000
Fax: 215-963-5001

                                                     April 25, 2005

Universal Display Corporation
375 Phillips Boulevard
Ewing, NJ  08618

RE:      Universal Display Corporation, Registration Statement on Form S-3
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Ladies and Gentlemen:

We have acted as counsel to Universal Display Corporation, a Pennsylvania corporation (the "Company"), in connection with the filing of a Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with the Securities and Exchange Commission (the "SEC"). The Registration Statement relates to the proposed offering and sale by a shareholder of the Company (the "Selling Shareholder") of up to 464,939 shares (the "Shares") of the common stock, par value $0.01 per share, of the Company. The Company issued the Shares in April 2005 to the Selling Shareholder pursuant to a development and license agreement and a supply agreement between the Company and the Selling Shareholder.

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Articles of Incorporation and Bylaws of the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and are validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the laws of the Commonwealth of Pennsylvania.



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We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration
Statement and to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP